Exhibit 99.1

Blueprint Medicines Announces Appointment of Tracey McCain

as Chief Legal Officer and Executive Vice President

CAMBRIDGE, Mass., Sept. 6, 2016 – Blueprint Medicines Corporation (NASDAQ: BPMC), a leader in discovering and developing highly selective investigational kinase medicines for patients with genomically defined diseases, today announced the appointment of Tracey McCain as Chief Legal Officer and Executive Vice President. Ms. McCain will be a member of the executive management team and will be responsible for all corporate legal operations for Blueprint Medicines.

“We are excited to welcome Tracey to our management team. She brings a wealth of global legal experience and a proven ability to tackle the legal challenges associated with the development and commercialization of medicines for patients suffering from rare diseases,” said Jeff Albers, Chief Executive Officer of Blueprint Medicines. “I am confident that she will play an instrumental role as we continue to advance our discovery and clinical stage pipeline and seek to build Blueprint Medicines into a fully-integrated biopharmaceutical company.”

Ms. McCain joins Blueprint Medicines with over 20 years of biopharmaceutical industry experience.   Most recently, Ms. McCain served as Senior Vice President and Head of Legal at Sanofi Genzyme, a global business unit of Sanofi. She became the General Counsel of Genzyme Corporation (“Genzyme”) after its acquisition by Sanofi in 2011.  As Genzyme’s General Counsel, she oversaw all aspects of Genzyme’s legal department in the United States and Europe, including general corporate, commercial and intellectual property matters, and supported business development initiatives. Before Genzyme, Ms. McCain was an associate at Palmer & Dodge LLP. Ms. McCain received her B.A. in political science from the University of Pennsylvania and her J.D. from Columbia University School of Law, where she was recognized as a Harlan Fiske Stone Scholar.

“With preliminary data expected for three Phase 1 clinical trials by year-end, I am thrilled to join the team at this important stage of growth and development,” said Ms. McCain. “I believe Blueprint Medicines has the potential to make a difference in the lives of patients with cancer and other genomically defined diseases, and I am eager to contribute to the effort.”

About Blueprint Medicines

Blueprint Medicines is developing a new generation of highly selective and potent kinase medicines to improve the lives of patients with genomically defined diseases. The Company's approach is rooted in a deep understanding of the genetic blueprint of cancer and other diseases driven by the abnormal activation of kinases. Blueprint Medicines is advancing three programs in clinical development for subsets of patients with gastrointestinal stromal tumors, hepatocellular carcinoma and systemic mastocytosis, as well as multiple programs in research and preclinical development. For more information, please visit www.blueprintmedicines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the timing of preliminary clinical data for Blueprint Medicines’ Phase 1 clinical trials for BLU-285 and BLU-554; and Blueprint Medicines’ strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the delay of any current or planned clinical trials or the development of Blueprint Medicines’ drug product candidates, including BLU-285 and BLU-554; Blueprint Medicines’ advancement of multiple early-stage efforts; Blueprint Medicines’ ability to successfully demonstrate the efficacy and safety of its drug product candidates; the preclinical and clinical results for Blueprint Medicines’ drug product candidates, which may not support further development of such drug product candidates; and actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines’ ability to develop and commercialize companion diagnostics for its current and future drug candidates, including a companion diagnostic for BLU-554 with Ventana Medical Systems, Inc. and a companion diagnostic with QIAGEN Manchester Limited for BLU-285; and the success of Blueprint Medicines’ rare genetic disease collaboration with Alexion Pharma Holding and its cancer immunotherapy collaboration with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, as filed with the Securities and Exchange Commission (SEC) on August 9, 2016 and other filings that Blueprint Medicines may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Contact:

Investor Relations:

Kristin Williams

Blueprint Medicines Corporation

617-714-6674

kwilliams@blueprintmedicines.com

Media Relations:

Rachel Hutman

W2O Group

301-801-5540

rhutman@wcgworld.com